Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report on Form 10-Q for the period ended September 30, 2026 of Fidelity Wise Origin Bitcoin Fund (the “Trust”), as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”), I, Craig Brown, Treasurer of FD Funds Management LLC, the Sponsor of the Trust, hereby certify, to the best of my knowledge, that:

1.
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: November 6, 2026	By:	/s/ Craig Brown
	Name:	Craig Brown*
	Title:	Treasurer
(Principal Financial and Accounting Officer)

* The registrant is a trust and Mr. Brown is signing in his capacity as an officer of FD Funds Management LLC, the Sponsor of the registrant.